UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exyn Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	47-2345934
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2118 Washington Avenue, Suite 1000 Philadelphia, PA	19146
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of common stock at an exercise price of $9.69	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-294453

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered

The securities to be registered hereby are the shares of common stock and public warrants to purchase shares of common stock of Exyn Technologies, Inc., a Delaware corporation (the “Registrant”).

For a description of the shares of common stock and warrants, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-294453), as initially filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2026, and as subsequently amended on March 31, 2026, April 8, 2026, April 13, 2026, April 14, 2026, April 20, 2026, April 21, 2026 and May 11, 2026 (as amended, the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 15, 2026	EXYN TECHNOLOGIES, INC.

	By:	/s/ Brandon Torres Declet
	Name:	Brandon Torres Declet
	Title:	Chief Executive Officer

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